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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-12339, 33-40562, 33-36706, 33-80075, 33-83036, 33-52184, 33-67808, 333-44233, 333-62897, 333-51510) pertaining to the 1988 Stock Option Plan and 1990 Employee Qualified Stock Purchase Plan, the 1988 Stock Option Plan, the 1988 Stock Option Plan and the 1990 Employee Qualified Stock Purchase Plan, the 1988 Stock Option Plan, and the 1997 Stock Plan and the 1990 Employee Qualified Stock Purchase Plan of Xilinx, Inc., and the 1996 Stock Option Plan, the 1996 Director Stock Option Plan, the 2000 Non-Qualified Stock Option Plan, and the 2000 Equity Incentive Stock Option Plan of RocketChips, Inc., and the Non-Qualified Stock Option Agreement for Paul M. Russo; and on Form S-3 (Nos. 333-00054 and 333-51514) of our report dated May 25, 2004, with respect to the consolidated financial statements and schedule of Xilinx, Inc. included in the Annual Report (Form 10-K) for the year ended April 3, 2004.

                      /s/  ERNST & YOUNG LLP

San Jose, California
June 3, 2004

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  Exhibit 23.1